SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 31, 2003
                                                         ----------------


                              TOTAL FIRST AID, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


          Florida                        0-30629                59-1796257
          -------                        -------                ----------
(State of other jurisdiction     (Commission File Number)      (IRS Employer
   or incorporation)                                         Identification No.)


              5607 Hiatus Road, Suite 500, Tamarac, Florida 33321
              ---------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (954) 724-2929
                                                            ---------------


                             FIRST AID DIRECT, INC.
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 31, 2003, Total First Aid, Inc. (Company or Total First Aid) consummated the acquisition of 3323455 Canada Inc. (3323). Simultaneous with the acquisition, 3323 acquired Kischi Konsulting Inc. (Kischi) and 2906694 Canada Inc. (Centos), an affiliated company and related companies. The acquisition of 3323 and its subsidiaries was effected through a securities exchange agreement in which Total First Aid issued 30,692,285 common shares for all of the 3323 shares, thereby making the latter a wholly-owned subsidiary of the Company. 3323 acquired Kischi and Centos for its stock, which was exchanged for 4,000,000 shares of Total First Aid, as well as cash in the amount of US$1,500,000. The cash portion of the acquisition of Kischi and Centos was derived from a private placement of units of securities of the Company, as well as cash on hand. The purchase price for the acquisitions resulted from arms-length bargaining among the parties, and there was no prior affiliation or relationship among management of Total First Aid and the acquired companies.

         Newly elected executive officers of the Company include Michel Marengere and Jacques R. Delorme, who were also elected as directors of the Company. Mr. Marengere will serve as Chairman of the Board and CEO, and Mr. Delorme will serve as a Vice President of Total First Aid. Mr. Marengere's affiliated services and holding company, 9044-9273 Quebec, Inc., owns 2,500,000 common shares of the Company. Mr. Scott Siegel, the former CEO of the Company, will serve as a consultant to the Company, and has agreed to remain with Total First Aid to assist in its business development program as well as continuing to serve as a director of the Company. Messrs. Bruce Widnes and Jeffrey Tabin subsequently resigned as directors.

         As a result of the acquisition, there are now outstanding 34,677,285 common shares. The principal shareholders of the Company are:

NAME AND
ADDRESS OF                                       NUMBER
SHAREHOLDERS                                    OF SHARES             PERCENTAGE
------------                                    ---------             ----------

3772063 Canada Inc.                             2,500,000                7.2%
208 Sidney-Cunningham
Beaconsfield, Quebec,
Canada, H9W 6E4

9044-9273 Quebec Inc.                           2,500,000                7.2%
38 Place du commerce, suite 10-513
Ile des Soeurs, Quebec,
Canada, H3E 1T8

Louis R. Glaser                                 2,500,000                7.2%
74 Green Bush, Crescent
Thornhill, Ontario
Canada, L4J 5M5

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

NAME AND
ADDRESS OF                                       NUMBER
SHAREHOLDERS                                    OF SHARES             PERCENTAGE
------------                                    ---------             ----------

9115-8154 Quebec Inc.                           2,022,405               5.8%
523, Cote Ste-Anne
Ste-Anne-de-Beaupres Quebec
Canada, G0A 3C0

Robert C. Morgan                                2,000,000                5.7%
6390 Plaster Mill Rd.
Victor, New York, 14564

9092-1172 Quebec Inc.                           1,971,329                5.6%
391, Rue D'Orleans
Saint-Lambert, Quebec
Canada, J4S 1Y1

         The newly elected members of executive management are:

         MICHEL L. MARENGERE has been the Senior Partner of Gestion Edinov Inc. (Edinov) since February 1991. Edinov is located at 38 Place du Commerce, suite 10-515 Ile des Soeurs, (Quebec) Canada, H3E 1t8. Edinov specializes in corporate business development, mergers and acquisitions and financings. Mr. Marengere has also served as President of 3323455 Canada Inc, (3323) since February 2000. 3323 is located at 38 Place du Commerce, Suite 10-515, Ile des Soeurs, (Quebec) Canada, H3E 1T8. 3323 is a management consulting company specializing in corporate turn-arounds.

         JACQUES R. DELORME has been the Managing Partner of Servidel Inc. since May 1988. Servidel Inc is a marketing consulting firm specialized in the technology and the industrial sectors. Mr. Delorme has also served as Assistant to the President of 3323455 Canada Inc. from February 2002 to the present.

         The Company will engage in information technology consulting and outsourcing services and expects to expand operations as well through complementary acquisitions and other transactions in the information technology sector and other industries.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements

                  Financial Statements for the periods specified in Rule 3-05(b) of Regulations S-X will be supplied by amendment within the time prescribed by Item 7(a) of Form 8-K.

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

         (b)      Pro Forma Financial Information

                  Pro forma financial information required by Article XI of Regulation S-X will be supplied by amendment within the time prescribed by Item 7(a) and (b) of Form 8-K.

         (c)      Exhibits

                  10.1     Share Exchange Agreement dated October 20, 2003 with
                           3323

                  10.2 Share Purchase Agreement dated as of September 30, 2003 for acquisition by 3323 of Kischi and Centos

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TOTAL FIRST AID, INC.



                                        By: /s/ Michel L. Marengere
                                            ------------------------
                                            Michel L. Marengere
                                            Chairman and Chief Executive Officer


DATED:  November 7, 2003


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